                                                                   EXHIBIT 10.30

                                   AGREEMENT
                                   ---------

     This Agreement is made and entered into as of the 29th day of May, 1998 by and between PathoGenesis Corporation, a Delaware corporation, having its principal place of business at 201 Elliott Avenue West, #150, Seattle, Washington 98119 ("Licensee"), and the Cystic Fibrosis Foundation, a Delaware not-for-profit corporation, having its principal place of business at 6931 Arlington Road, Bethesda, MD 20814 ("Licensor").

     WHEREAS, Licensor and Licensee entered into the License Agreement as of January 1, 1994 (the "License Agreement") relating to TOBI(TM) (tobramycin solution for inhalation) pursuant to which Licensor granted to Licensee an exclusive license to use the Patents, Research and Technology to manufacture, use, sell and exploit the Product (as such capitalized terms are defined in the License Agreement) in exchange for certain royalty payments (the "Royalties") and a lump sum payment provided for in the License Agreement; and

     WHEREAS, Licensor wishes to sell to Licensee and Licensee wishes to acquire from Licensor pursuant to this Agreement all of its rights regarding the subject matter of the License Agreement, and the parties wish to terminate the License Agreement upon the terms and for the consideration hereinafter set forth;

     NOW THEREFORE, the parties agree as follows:

     Section 1. Definition. Capitalized terms not otherwise defined in this Agreement shall have the same definition as in the License Agreement.

     Section 2.  Purchase and Sale

             2.1 Closing Date. On the Closing Date (as defined in Section 2.3 hereof), (a) Licensor shall sell, assign and convey to Licensee, and Licensee shall purchase from Licensor in exchange for the Purchase Price specified in
Section 2.4 of this Agreement, all of Licensor's rights, title and interest in all Patent, Product, Research and Technology rights now or heretofore owned or held by Licensor and licensed, underlying or relating to the License Agreement (the "Rights"); (b) Licensor will deliver to Licensee (i) a bill of sale conveying the Rights, free and clear of any lien, claim or encumbrance and (ii) any document evidencing Licensor's ownership of or interest in the Rights; and (c) the License Agreement will terminate except to the extent set forth in Section 2.2 below.

             2.2 Terminated Royalty Rights and Obligations; Post-Closing Indemnification. For the period April 1 through the Closing Date, in lieu of the Royalties otherwise payable pursuant to Section 4.1 of the License Agreement on or before August 15, 1998 Licensee will pay to Licensor a royalty equal to 1.25% of Net Revenues from Product sold during the three months ending June 30, 1998. Royalties payable for the period January 1, 1998 through March 31, 1998 also shall be paid by Licensee to Licensor (computed at the 2.5% rate specified in the License Agreement) on such date. Licensor's right of inspection under the License Agreement with respect to the books of account and records of Licensee for the period through June 30, 1998 shall survive the termination of this Agreement. Licensee assumes responsibility for and shall defend, indemnify and hold Licensor, its directors, officers, managers, agents and employees harmless from any and all liability, losses, expenses (including reasonable attorneys' fees), damages, assessments and claims, whether before or after the Closing Date arising out of or resulting from (i) any use, sale or disposition of Product by Licensee or by others receiving or sublicensing Product directly or indirectly from Licensee, including Licensee's affiliates, agents, representatives or sublicensees, (ii) the practice by Licensee of any subject matter covered by the licensed patent, Research and/or Technology or (iii) any act or omission of Licensee giving rise to a claim of a third party relating to the License Agreement. Licensee will maintain product liability insurance with respect to the Product, commensurate with the reasonable standards of the industry, if reasonably practicable. Upon written request from Licensor, Licensee will provide Licensor with evidence of such insurance coverage.

             2.3 Closing. The Closing of the transfer contemplated hereby (the "Closing") shall take place at Licensee's offices, at 5215 Old Orchard Road, Suite 900, Skokie, Illinois 60077 on or before June 1, 1998 (the date such Closing takes place shall be referred to herein as the "Closing Date").

             2.4 Purchase Price. The total Purchase Price shall be Sixteen Million Dollars ($16,000,000), payable as follows:

             a) Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four Dollars ($5,333,334) at the closing, payable by wire transfer of immediately available funds to the following account (the "Account"): Crestar Bank, Richmond, VA, Routing #055002707, Account #209111208.

             b) Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($5,333,333) on the first anniversary of the Closing Date (the "First Anniversary Payment"), payable by wire transfer of immediately available funds to the Account.

             c) Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($5,333,333) on the second anniversary of the date of this Agreement, (the "Second Anniversary Payment"), payable by wire transfer of immediately available funds to the Account.

             2.5 Letter of Credit. The portion of the Purchase Price payable after the Closing Date shall be secured by an irrevocable letter of credit issued by the Harris Trust and Savings Bank in the form attached hereto as Appendix 1 (the "Letter of Credit"). The Letter of Credit shall secure Licensee's obligation to pay to Licensor the principal amount of Ten Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($10,666,666), and shall be reduced to Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($5,333,333) after the full satisfaction of the First Anniversary Payment. Upon receipt of the First Anniversary Payment, Licensor shall promptly send to Harris Trust and Savings Bank a letter acknowledging receipt of the First Anniversary Payment in the form of the letter attached hereto as Appendix 2. Licensor may draw upon the Letter of Credit for the full amount of the remaining payments (i.e., the remainder of the First Anniversary Payment and the Second Anniversary Payment) in accordance with its terms (a) if Licensee fails to make the First Anniversary Payment (or any portion thereof) by its due date and such amount is not paid by Licensee in full within ten days after written demand by Licensor to Licensee, or (b) if Licensee fails to make the Second Anniversary Payment (or any portion thereof) and such amount is not paid by Licensee in full within ten days after written demand by Licensor to Licensee for the remaining payment of the portion thereof that is unpaid.

     Section 3.  Representations and Warranties.

             3.1 Licensee's Representations and Warranties. Licensee represents and warrants that it has full right, power and authority to enter into this Agreement.

             3.2 Licensor's Representations and Warranties. Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and that it is not aware of any claim or threatened claim challenging or questioning the validity of any of the Rights or of Licensor's ownership thereof.

     Section 4.  General Provisions.

             4.1 Governing Law. This Agreement shall in all respects be governed by and construed and enforced in accordance with the internal substantive laws of the State of Maryland, without giving effect to any principle or rule of conflict or choice of laws. Any action suit, or other proceeding seeking to enforce any right, remedy, obligation, duty, covenant or provision of, or arising out of, this Agreement shall be brought and entered against any party hereto exclusively in any federal or state court of the State of Maryland or of the United States located in the State of Maryland. Each party hereto irrevocably submits to the personal jurisdiction of any such court and irrevocable waives, to the fullest extent of the law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that such action, suit or proceeding has been brought in an inconvenient forum.

             4.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage pre-paid, as follows:

             To:            PathoGenesis Corporation
                            5215 Old Orchard Road, Suite 900
                            Skokie, Illinois  60077
                            Attn:  Wilbur H. Gantz, President

             With copy to:  PathoGenesis Corporation
                            5215 Old Orchard Road, Suite 900
                            Skokie, Illinois  60077
                            Attn:  Cameron S. Avery, General Counsel

             To:            Cystic Fibrosis Foundation
                            6951 Arlington Road
                            Bethesda, MD  20814
                            Attn:  Robert J. Beall

             With copy to:  Swidler & Berlin, Chtd.
                            3000 K Street, N.W., #300
                            Washington, D.C.  20077
                            Attn:  Kenneth I. Schaner
or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt of the specified individual at such party (or to such party's agents for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is placed in the mail.

             4.3 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or constitute a waiver of any other provision hereof, whether or not similar.

             4.4 Headings. The headings of the Sections and Paragraphs of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to effect the construction hereof.

             4.5 Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability shall have no effect and shall not impair the enforceability of any other provision of this Agreement.

             4.6 Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Each party shall receive a counterpart agreement fully executed by the other party.

             4.7 Limitation of Agreement. Nothing in this Agreement shall have any effect on the separate contractual relationship between PathoGenesis and CHMC or any other entity with respect to the Product or with respect to the Patents, Research or Technology.

             4.8 Further Assurances. Upon the reasonable request of either party, the other party shall enter into any additional agreements and execute any additional certificates or other documents that may be reasonably appropriate to fully implement this Agreement.

             4.9 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. The Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                              PATHOGENESIS CORPORATION


                                              By:      /s/ Wilbur H. Gantz
                                                       -------------------
                                                       Its: Chairman and CEO

                                              CYSTIC FIBROSIS FOUNDATION


                                              By:      /s/ Robert J. Beall
                                                       -------------------
                                                       Its: President and CEO

                                  APPENDIX 1

                               Letter of Credit

HARRIS TRUST AND SAVINGS BANK             ATTN: LETTER OF CREDIT SECTION
P.O. BOX 755                              311 W. MONROE ST., 13TH FLOOR
CHICAGO, IL 60690-0755                    CHICAGO, IL 60606

OUR IRREVOCABLE STANDBY                   DATE OF ISSUE:  MAY 28, 1998
LETTER OF CREDIT NUMBER SPL36471          PAGE:  1


BENEFICIARY:                              APPLICANT:
CYSTIC FIBROSIS FOUNDATION                PATHOGENESIS CORPORATION
6951 ARLINGTON ROAD                       5215 OLD ORCHARD ROAD
BETHESDA, MD  20814                       SUITE 910
ATTN:  R.J. BEALL, PRESIDENT & CEO       SKOKIE, IL  60077

                                          AMOUNT AVAILABLE:  USD 10,666,666.00
                                          TEN MILLION SIX HUNDRED SIXTY SIX
                                          THOUSAND SIX HUNDRED SIXTY SIX AND
                                          00/100'S US DOLLARS


EXPIRY DATE:  JUNE 30, 2000

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SPL36471 BY ORDER AND FOR THE ACCOUNT OF PATHOGENESIS CORPORATION THE "APPLICANT") IN THE AMOUNT OF $10,666,666.00 (TEN MILLION SIX HUNDRED SIXTY SIX THOUSAND SIX HUNDRED SIXTY SIX AND 00/100 U.S. DOLLARS) IN FAVOR OF CYSTIC FIBROSIS FOUNDATION (THE "BENEFICIARY") AND AUTHORIZE BENEFICIARY TO DRAW AT SIGHT ON HARRIS TRUST AND SAVINGS BANK.

DRAFTS ON US AT SIGHT MUST BE ACCOMPANIED BY BENEFICIARY'S SIGNED CERTIFICATE FOR DRAW (PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY) IN THE FORM OF EXHIBIT A ATTACHED HERETO.

THE AMOUNT OF ANY DRAFT(S) DRAWN UNDER THIS CREDIT ARE TO BE ENDORSED ON THE REVERSE SIDE HEREOF. SUCH DRAFT(S) MUST BEAR THE CLAUSE "DRAWN UNDER HARRIS TRUST AND SAVINGS BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SPL36471 DATED MAY 28, 1998."

WE HEREBY AGREE WITH DRAWERS THAT DRAFTS AND DOCUMENTS AS SPECIFIED ABOVE WILL BE DULY HONORED UPON PRESENTATION TO HARRIS TRUST AND SAVINGS BANK, LETTER OF CREDIT SECTION, 311 WEST MONROE STREET, 13TH CHICAGO, IL 60606, ATTN: STANDBY LETTER OF CREDIT UNIT, IF PRESENTED ON OR BEFORE JUNE 30, 2000.

THIS CREDIT MAY BE REDUCED AT ANY TIME AND FROM TIME TO TIME UPON RECEIPT BY US OF BENEFICIARY'S WRITTEN NOTICE ADDRESSED TO US THAT BENEFICIARY DESIRES SUCH REDUCTION TO BE MADE.

HARRIS TRUST AND SAVINGS BANK              ATTN: LETTER OF CREDIT SECTION
P.O. BOX 755                               311 W. MONROE ST., 13TH FLOOR
CHICAGO, IL 60690-0755                     CHICAGO, IL 60606

OUR IRREVOCABLE STANDBY LETTER OF          DATE OF ISSUE: MAY 28, 1998
CREDIT NUMBER SPL36471                     PAGE: 2

PARTIAL DRAWS ARE PERMITTED. ANY PARTIAL DRAWING HEREUNDER SHALL BE ENDORSED HEREON BY US AND THIS CREDIT SHALL BE RETURNED TO THE HOLDER HEREOF (EXCEPT AFTER A DRAWING WHICH EXHAUSTS THE AVAILABLE CREDIT HEREUNDER).

EXCEPT SO FAR AS IS OTHERWISE EXPRESSLY STATED HEREIN THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE, PARIS, PUBLICATION NO. 500 AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF.


HARRIS TRUST AND SAVINGS BANK



--------------------------
AUTHORIZED SIGNING OFFICER

HARRIS TRUST AND SAVINGS BANK             ATTN: LETTER OF CREDIT SECTION
P.O. BOX 755                              311 W. MONROE ST., 13TH FLOOR
CHICAGO, IL 60690-0755                    CHICAGO, IL 6060


OUR IRREVOCABLE STANDBY LETTER OF         DATE OF ISSUE: MAY 28, 1998
CREDIT NUMBER SPL36471                    PAGE: 3

                                   EXHIBIT A
                           IRREVOCABLE STANDBY LETTER
                             OF CREDIT NO. SPL36471

                              CERTIFICATE FOR DRAW

THE UNDERSIGNED, A DULY AUTHORIZED REPRESENTATIVE OF CYSTIC FIBROSIS FOUNDATION AS BENEFICIARY UNDER THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. SPL36471 DATED MAY 28, 1998, ESTABLISHED BY HARRIS TRUST AND SAVINGS BANK, HEREBY CERTIFIES AS FOLLOWS:

PATHOGENESIS CORPORATION AS APPLICANT HAS FAILED TO MAKE PAYMENT OF AMOUNTS WITHIN TEN DAYS AFTER THEIR DUE DATE THAT HAVE BECOME DUE UNDER THAT CERTAIN AGREEMENT DATED AS OF _____________, 1998 BY AND BETWEEN THE BENEFICIARY AND THE APPLICANT.

THE BENEFICIARY HEREBY REQUESTS A DRAW-IN THE AMOUNT OF $____________ WHICH CORRESPONDS TO THE TOTAL AMOUNT OWING AND UNPAID AS OF THIS DATE.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS CERTIFICATE AS OF ______________, 1998.


CYSTIC FIBROSIS FOUNDATION



BY:
   -------------------------
TITLE:
      ----------------------
(TITLE OF AUTHORIZED REPRESENTATIVE OF BENEFICIARY)

                                  APPENDIX 2
                                  ----------

                    [CYSTIC FIBROSIS FOUNDATION LETTERHEAD]

                                    [Date]

Harris Trust and Savings Bank
Letter of Credit Section
311 West Monroe Street
13th Floor
Chicago, IL  60606

     RE:  IRREVOCABLE STANDBY LETTER OF CREDIT
          NUMBER SPL 36471 Dated May 28, 1998 (the "Letter of Credit")
          ------------------------------------------------------------

Dear [Authorized Representative]:

     Pursuant to the May 29, 1998, agreement between PathoGenesis Corporation and the Cystic Fibrosis Foundation (the "Agreement"), the Cystic Fibrosis Foundation hereby acknowledges receipt of the First Anniversary Payment (as defined in the Agreement) in the amount of Five Million, Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three U.S. Dollars ($5,333,333). The Cystic Fibrosis Foundation hereby notifies the Harris Trust and Savings Bank to reduce the Letter of Credit from Ten Million, Six Hundred Sixty-Six Thousand, Six Hundred Sixty-Six U.S. Dollars ($10,666,666) to Five Million, Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three U.S. Dollars ($5,333,333), effective immediately.

                                Cystic Fibrosis Foundation


                                By:
                                   ---------------------------------
                                Printed Name:
                                             -----------------------
                                Its:
                                    --------------------------------

                          BILL OF SALE AND ASSIGNMENT


     KNOW ALL BY THESE PRESENTS THAT:

     1. Transfer. The Cystic Fibrosis Foundation, a Delaware not-for-profit corporation ("Licensor"), pursuant to the Agreement dated as of May 29, 1998 (the "Agreement") (capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement), by and among the Licensor and PathoGenesis Corporation, a Delaware corporation ("Licensee"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell, convey, transfer, assign and deliver to Licensee and its successors and assigns, all of the Licensor's right, title and interest in and to all of the Patents, Research, Product and Technology as defined in Schedule A attached hereto, including all patent, trademark, copyright and other intellectual property rights thereto and applications and registrations thereon, together with all accrued rights of action, royalties and damages from any past or present infringement or misappropriation of any such rights in the United States and all foreign countries (collectively the "Purchased Assets").

     TO HAVE AND TO HOLD all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto the Licensee, its successors and assigns forever, to and for their own use and benefit.

     2. Power of Attorney. For the consideration aforesaid, the Licensor hereby constitutes and appoints the Licensee, its successors and assigns, the true and lawful attorney or attorneys of the Licensor, with full power of substitution, for the Licensor and in its name and stead, or otherwise, but on behalf and for the benefit of the Licensee, its successors and assigns to demand and receive from time to time, any and all properties hereby granted, sold, assigned, transferred, conveyed or delivered and give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of the Licensor or otherwise, but for the benefit of the Licensee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Licensee, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Purchased Assets hereby granted, sold, conveyed, assigned, transferred or delivered and to defend or compromise any or all actions, suits or proceedings in respect of any of the Purchased Assets and do all such acts and things in relation thereto as the Licensee, its successors and assigns, shall deem advisable, the Licensor hereby declaring that the appointment made and the powers hereby granted and coupled with an interest and are and shall be irrevocable by the Licensor in any manner and for any reason.

     3. Covenants. The Licensor for itself and its successors and assigns, does hereby covenant with the Licensee and its successor and assigns, that the Licensor and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments, conveyances, powers of attorney, conveying and confirming unto the Licensee, its successors and assigns, all and singular, the Purchased Assets hereby granted, sold, assigned, transferred, conveyed and delivered as the Licensee, its successors or assigns, shall reasonably require.

     4. Representations. Licensor represents and warrants that: (a) Licensor has all requisite power and authority to own or have an interest in the rights assigned hereunder and to execute, deliver and perform this Bill of Sale and Assignment; (b) this Bill of Sale and Assignment constitutes a legal, valid and binding obligation of Licensor and does not violate or conflict with, result in a breach of or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under) or result in the creation of any lien, security interest or other encumbrance under (i) any note, agreement, contract, license, instrument, lease or other obligation to which Licensor is a party or by which it is bound, (ii) any judgment, order, decree, ruling or injunction, or (iii) any statute, law, regulation or rule of any governmental agency or authority; and (c) Licensor has not heretofore assigned, transferred, mortgaged, encumbered or conveyed the rights assigned hereunder to any person or entity other than Licensee.

     5. Conflict With Agreement. In the event that any provision of this Bill of Sale and Assignment be constructed to conflict with a provision in the Agreement, the provision in the Agreement shall be deemed to be controlling.

     6. Counterparts. This Bill of Sale and Assignment shall be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Each party shall receive a counterpart agreement fully executed by the other party.

     IN WITNESS WHEREOF, Cystic Fibrosis Foundation and PathoGenesis Corporation have each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the 29th day of May, 1998.

LICENSOR:                           LICENSEE:

CYSTIC FIBROSIS FOUNDATION          PATHOGENESIS CORPORATION


By:  /s/ Robert J. Beall            By:  /s/ Wilbur H. Gantz
     -------------------                 -------------------
     Name: Robert J. Beall               Name: Wilbur H. Gantz
     Title: President/CEO                Title: Chairman and CEO

                                  SCHEDULE A
                                  ----------

     1. "Patents" shall mean Licensor's rights in patents and applications for patents, if any, covering the Technology and Research, now or hereafter issued or applied for, any reissues, divisions, substitutions, continuations, continuations-in-part, continued prosecution applications, reexaminations thereof and extensions thereof.

     2. "Product" shall mean any products that include an aerosol tobramycin solution or any other aerosol aminoglycoside solution for treatment of bronchopulmonary infections, including but not limited to those in patients with cystic fibrosis.

     3. "Research" means all laboratory and clinical research, including but not limited to pre-clinical and clinical trial data, nebulizer studies, etc. relating to the use of aerosol tobramycin solution and any other aerosol aminoglycoside solution for treatment of bronchopulmonary infections, including but not limited to those in patients with cystic fibrosis, conducted by Children's Hospital and Medical Center and funded by Licensor.

     4. "Technology" means all technology currently owned by Licensor relating to the use of aerosol tobramycin solution or any other aerosol aminoglycoside solution for treatment of bronchopulmonary infections, including, but not limited to those in patients with cystic fibrosis.